Exhibit (e)(7)

REVISED SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

THIS SCHEDULE A, dated December 29, 2010, is revised Schedule A to that certain Distribution Agreement dated as of July 1, 2010, as amended, between Aston Funds (f/k/a ABN AMRO Funds) and BNY Mellon Distributors Inc., (formerly known as PFPC Distributors, Inc). This Exhibit A is revised for the addition of Aston/River Road Long-Short Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

ASTON FUNDS

Aston/TCH Fixed Income Fund

Aston/Optimum Mid Cap Fund

Aston/Veredus Aggressive Growth Fund

Aston/Veredus Select Growth Fund

Aston/Montag & Caldwell Balanced Fund

Aston/Montag & Caldwell Growth Fund

Aston/TAMRO Diversified Equity Fund

Aston/TAMRO Small Cap Fund

Aston/Fortis Real Estate Fund

Aston Value Fund

Aston/River Road Dividend All Cap Value Fund

Aston/River Road Small Cap Value Fund

Aston/River Road Select Value Fund

Aston/Neptune International Fund

Aston/Montag & Caldwell Mid Cap Growth Fund

Aston/Barings International Fund

Aston/Cardinal Mid Cap Value Fund

Aston Dynamic Allocation Fund

Aston/M.D. Sass Enhanced Equity Fund

Aston/New Century Absolute Return ETF Fund

Aston/Lake Partners LASSO Alternatives Fund

Aston/Fasciano Small Cap Fund

Aston/Herndon Large Cap Value Fund

Aston/Singer Macro Allocation Fund

Aston/Crosswind Small Cap Growth Fund

Aston/River Road Independent Value Fund

Aston/River Road Long-Short Fund

BNY MELLON DISTRIBUTORS INC.	ASTON FUNDS

By:	By:
Name:	Name:
Title:	Title: